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                                                                 EXHIBIT  21.1


             SUBSIDIARIES OF SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

The subsidiaries of the Company at December 31, 1997 were as follows:


                                                                            JURISDICTION OF
                                                                           INCORPORATION OR
NAME                                                                         ORGANIZATION
----                                                                   --------------------------
LTR Industries S.A................................................     France
Schweitzer-Mauduit Canada, Inc....................................     Manitoba Province (Canada)
Schweitzer-Mauduit Spain, S.L.....................................     Spain
Schweitzer-Mauduit France S.A.R.L.................................     France
       -       Schweitzer-Mauduit Enterprise S.A..................     France
       -       Papeteries de Mauduit S.A..........................     France
                --   PDM Industries S.N.C.........................     France
                --   Papeteries de Malaucene S.A..................     France
                      --    Malaucene Industries S.N.C............     France